Exhibit 99.1

Cocrystal Pharma Reports Third Quarter 2025 Financial Results and Provides Updates on its Antiviral Drug-Development Programs

●	Received FDA IND clearance to evaluate CDI-988 as both norovirus preventive and treatment
●	Expects to initiate CDI-988 Phase 1b norovirus challenge study in Q1 2026
●	Granted NIH SBIR award to advance influenza A/B replication inhibitor program

BOTHELL, Wash. (November 14, 2025) – Cocrystal Pharma, Inc. (Nasdaq: COCP) (“Cocrystal” or the “Company”) reports financial results for the three and nine months ended September 30, 2025, and provides updates on its antiviral product pipeline, upcoming milestones and business activities.

“We expect to begin enrolling participants in the first quarter of 2026 for our norovirus challenge study evaluating CDI-988, our oral broad-spectrum protease inhibitor,” said Sam Lee, Ph.D., President and co-CEO of Cocrystal. “This study will provide an initial assessment of CDI-988 for both prevention and treatment of norovirus infection. Norovirus is a major cause of acute gastroenteritis and is highly contagious. It spreads rapidly in enclosed environments such as cruise ships, military bases, nursing homes, and hospitals. At present, there is no FDA-approved treatment or prevention for norovirus infection.

“We were honored to receive a Small Business Innovation (SBIR) award from the National Institutes of Health (NIH) to advance our work in developing a novel, broad-spectrum lead candidate targeting the influenza A/B polymerase complex,” added Dr. Lee. “This recognition further validates the strength of our structure-based drug discovery platform technology and its capability to develop innovative antiviral therapies for addressing unmet medical needs.”

“Together with the non-dilutive SBIR award, we strengthened our balance sheet through two recent at-the-market financings under Nasdaq rules,” said James Martin, Cocrystal’s CFO and co-CEO. “This enhanced cash position supports the continued development of our product pipeline, including our potentially groundbreaking norovirus program.”

In September 2025 Cocrystal raised gross proceeds of $4.7 million from a registered direct offering along with a private placement of warrants that, if fully exercised on a cash basis, will raise an additional $8.3 million. In October 2025, the Company completed a private placement with directors and management for gross proceeds of $1.03 million with warrants that, if fully exercised on a cash basis, will raise an additional $1.83 million.

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Antiviral Product Pipeline Overview

We harness our revolutionary, structure-based drug discovery platform technology to engineer next-generation, broad-spectrum antivirals that precisely disrupt viral replication mechanisms. Unlike traditional approaches, our technology identifies compounds that bind to highly conserved regions of viral enzymes, thereby creating a formidable defense against current viral threats as well as their mutations. By specifically targeting these evolutionary-constrained viral regions, our drug candidates maintain efficacy even as viruses mutate, while simultaneously minimizing off-target interactions that typically lead to adverse side effects. This dual advantage represents a significant breakthrough in antiviral drug development. In addition, our innovative methodology fundamentally transforms the conventional drug discovery paradigm by eliminating the inefficient, resource-intensive cycles of high-throughput compound screening and prolonged hit-to-lead optimization. The result is faster identification of promising candidates with superior resistance profiles and safety characteristics.

Norovirus Program

Norovirus is a common and highly contagious virus that afflicts people of all ages and causes symptoms of acute gastroenteritis including nausea, vomiting, stomach pain and diarrhea, as well as fatigue, fever and dehydration. There is currently no effective treatment or effective vaccine for norovirus, and the ability to curtail outbreaks is limited.

With 685 million global cases annually and a $60 billion worldwide economic impact, norovirus represents one of healthcare’s most pressing unmet needs. In the U.S., noroviruses are responsible for an estimated 21 million infections annually, including 109,000 hospitalizations, 465,000 emergency department visits and an estimated 900 deaths. The annual burden of norovirus to the U.S. is estimated at $10.6 billion. Noroviruses are responsible for up to 1.1 million hospitalizations and 218,000 deaths annually in children in the developing world.

●	Oral protease inhibitor CDI-988 for the treatment of noroviruses and coronaviruses

○	Our novel, broad-spectrum protease inhibitor CDI-988 is being evaluated as a potential treatment for noroviruses and coronaviruses.
○	CDI-988 has shown in vitro activity against multiple norovirus strains.
○	In May 2023 we announced approval of our application to the Australian regulatory agency for a randomized, double-blind, placebo-controlled Phase 1 study to evaluate the safety, tolerability and pharmacokinetics (PK) of CDI-988 in healthy subjects.
○	In August 2023 we announced our selection of CDI-988 as our lead compound for the treatment for noroviruses, in addition to coronaviruses.
○	In July 2024 we reported favorable safety and tolerability results from the single-ascending dose cohorts in the Phase 1 study.
○	In December 2024 we reported favorable safety and tolerability results from the multiple-ascending dose cohorts of the Phase 1 study and the addition of a high-dose cohort.
○	In April 2025 we announced that CDI-988 showed superior broad-spectrum antiviral activity against GII.17 strains, the most prevalent strain in the U.S. and Europe in 2024-2025.
○	In August 2025 we presented favorable safety and tolerability Phase 1 data from all CDI-988 doses, including the high-dose 1200 mg cohort, at the 2025 Military Health System Research Symposium (MHSRS).
○	In September 2025 we received a Study May Proceed Letter from the FDA to conduct a Phase 1b challenge study in the U.S. evaluating CDI-988 as a norovirus preventive and treatment.
○	Preparations are underway for the challenge study, with subject enrollment expected to begin in the first quarter of 2026.

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Influenza Programs

Influenza is a major global health threat that may become more challenging to treat due to the emergence of highly pathogenic avian influenza viruses and resistance to approved influenza antivirals. Currently approved antiviral treatments for influenza are effective but are burdened with significant viral resistance.

Each year approximately 1 billion cases of seasonal influenza, 3-5 million severe illnesses and up to 650,000 deaths are reported worldwide. About 8 percent of the U.S. population gets sick from flu each season. In addition to the health risk, influenza is responsible for an estimated $10.4 billion in direct medical costs in the U.S. each year.

●	Oral CC-42344 for the treatment of pandemic and seasonal influenza A

○	Our novel PB2 inhibitor CC-42344 showed excellent in vitro activity against pandemic and seasonal influenza A strains, as well as strains that are resistant to Tamiflu® and Xofluza®.
○	In December 2022 we reported favorable safety and tolerability results from the CC-42344 Phase 1 study.
○	In December 2023 we began a randomized, double-blind, placebo-controlled Phase 2a human challenge study to evaluate the safety, tolerability, viral and clinical measurements of CC-42344 in influenza A-infected subjects in the United Kingdom, following authorization from the UK Medicines and Healthcare Products Regulatory Agency (MHRA).
○	In May 2024 we completed enrollment in the Phase 2a human challenge study.
○	In June 2024 we reported that in vitro studies demonstrated CC-42344 inhibits the activity of the highly pathogenic avian influenza A (H5N1) PB2 protein identified in humans exposed to infected dairy cows.
○	In December 2024 we announced a plan to extend the CC-42344 Phase 2a human challenge study due to unexpectedly low influenza infection among study participants.
○	In May 2025 we reported that CC-42344 was shown to be active against the highly pathogenic 2024 Texas H5N1 avian influenza strain.
○	In November 2025 our Phase 2a study was completed, with CC-42344 showing a favorable safety and tolerability profile with no serious adverse events (SAEs) and no drug-related discontinuations by study participants. Efficacy analyses were not reported due to issues in trial conduct.
○	We plan to continue development of oral CC-42344 as a treatment for pandemic and seasonal influenza A.

●	Inhaled CC-42344 as prophylaxis and treatment for pandemic and seasonal influenza A

○	Our preclinical testing showed superior pulmonary pharmacology with CC-42344, including high exposure to drug and a long half-life.
○	We have developed a dry powder inhalation formulation and have completed toxicology studies.

●	Influenza A/B program

○	In October 2025 we received a $500,000 SBIR Phase I award from the NIH’s National Institute of Allergy and Infectious Diseases (NIAID) to support the development of a novel, broad-spectrum lead candidate targeting the influenza A/B polymerase complex.

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SARS-CoV-2 and Other Coronavirus Program

By targeting viral replication enzymes and proteases, we believe it is possible to develop effective treatments for all diseases caused by coronaviruses including SARS-CoV-2 and its variants, Severe Acute Respiratory Syndrome (SARS) and Middle East Respiratory Syndrome (MERS). CDI-988 showed potent in vitro pan-viral activity against common human coronaviruses, rhinoviruses and respiratory enteroviruses, as well as against noroviruses. The global COVID-19 therapeutics market is estimated to exceed $16 billion annually by the end of 2031.

●	Oral protease inhibitor CDI-988 for the treatment of coronaviruses and noroviruses

○	CDI-988 exhibited superior in vitro potency against SARS-CoV-2 and demonstrated a favorable safety profile and PK properties.
○	In September 2023 we dosed the first healthy subject in our norovirus/coronavirus CDI-988 study, which is expected to serve as a Phase 1 study for both indications.
○	In July 2024 we reported favorable safety and tolerability results from the single-ascending dose cohorts in the Phase 1 study.
○	In December 2024 we reported favorable safety and tolerability results from the multiple-ascending dose cohorts of the Phase 1 study and the addition of a high-dose cohort.
○	In August 2025 we presented favorable safety and tolerability Phase 1 data from all CDI-988 doses, including the high-dose 1200 mg cohort, at the MHSRS.

Third Quarter Financial Results

Research and development (R&D) expenses for the third quarter of 2025 were $954,000, compared with $3.2 million for the third quarter of 2024, with the decrease primarily due to the timing of clinical study costs as the trials started in 2024 were winding down in 2025. General and administrative (G&A) expenses for the third quarter of 2025 were $1.1 million, compared with $1.8 million for the third quarter of 2024, with the decrease primarily due to a reduction in compensation expense.

Net loss for the third quarter of 2025 was $2.0 million, or $0.19 per share, compared with a net loss for the third quarter of 2024 of $4.9 million, or $0.49 per share.

Nine Months Financial Results

R&D expenses for the first nine months of 2025 were $3.4 million, compared with $10.5 million for the first nine months of 2024. G&A expenses for the first nine months of 2025 were $3.1 million, compared with $4.1 million for the first nine months of 2024.

Net loss for the first nine months of 2025 was $6.4 million, or $0.61 per share, compared with a net loss for the first nine months of 2024 of $14.2 million, or $1.40 per share.

Cocrystal reported unrestricted cash as of September 30, 2025 of $7.7 million, which included $4.7 million in gross proceeds from a registered direct financing completed in September 2025, compared with $9.9 million as of December 31, 2024. Net cash used in operating activities for the first nine months of 2025 was $6.5 million, compared with $13.3 million for the first nine months of 2024. The Company had working capital of $7.3 million and 13.0 million common shares outstanding as of September 30, 2025.

In October 2025 Cocrystal was granted an NIH SBIR award for $500,000 and completed a private placement for $1.03 million in gross proceeds.

About Cocrystal Pharma, Inc.

Cocrystal Pharma, Inc. is a clinical-stage biotechnology company discovering and developing novel antiviral therapeutics that target the replication process of influenza viruses, coronaviruses (including SARS-CoV-2), noroviruses and hepatitis C viruses. Cocrystal employs unique structure-based technologies and Nobel Prize-winning expertise to create viable antiviral drugs. For further information about Cocrystal, please visit www.cocrystalpharma.com.

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Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our plans for the future development of preclinical and clinical product candidates including the potential of our norovirus product candidates, our plans to initiate a human Phase 1b challenge study for our norovirus product candidate CDI-988 in early 2026, and our plans with regard to continued development of CC-42344, the potential characteristics and benefits of and market for our product candidates, and potential future capital we may receive from warrant exercises for cash. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events. Some or all of the events anticipated by these forward-looking statements may not occur. Important factors that could cause actual results to differ from those in the forward-looking statements include, but are not limited to, the risks and uncertainties arising from our need for additional capital to fund our operations and our ability to obtain such capital on favorable terms or at all, inflation, the possibility of a recession, interest rate increases, imposed and threated tariffs, and geopolitical conflicts including those in Ukraine and Israel on our Company, our collaboration partners, and on the U.S., UK, Australia and global economies, including manufacturing and research delays arising from raw materials and labor shortages, supply chain disruptions and other business interruptions including any adverse impacts on our ability to obtain raw materials for and otherwise proceed with studies as well as similar problems with our vendors and our current and any future clinical research organization (CROs) and contract manufacturing organizations (CMOs), the progress and results of the studies including any adverse findings or delays, the ability of us and our CROs to recruit volunteers for, and to otherwise proceed with, clinical studies, our and our collaboration partners’ technology and software performing as expected, financial difficulties experienced by certain partners, the results of any current and future preclinical and clinical studies, general risks arising from clinical studies, receipt of regulatory approvals, regulatory changes and any adverse developments which may arise therefrom, potential mutations in a virus we are targeting that may result in variants that are resistant to a product candidate we develop, the potential for the development of effective treatments by competitors which could reduce or eliminate a prospective future market share commercializing any product candidates we may develop in the future, and our ability to meet our future liquidity needs. Further information on our risk factors is contained in our filings with the SEC, including the “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Investor Contact:

Alliance Advisors IR

Jody Cain

310-691-7100

jcain@allianceadvisors.com

Financial Tables to follow

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COCRYSTAL PHARMA, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2025	December 31, 2024
	(unaudited)
Assets
Current assets:
Cash	$7,729	$9,860
Restricted cash	75	75
Tax credit receivable	513	1,215
Prepaid expenses and other current assets	465	430
Total current assets	8,782	11,580
Property and equipment, net	106	153
Deposits	90	29
Operating lease right-of-use assets, net (including $115 and $152 respectively, to related party)	1,468	1,694
Total assets	$10,446	$13,456

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$1,194	$2,127
Current maturities of operating lease liabilities (including $54 and $49 respectively, to related party)	326	301
Total current liabilities	1,520	2,428
Long-term liabilities:

Operating lease liabilities (including $63 and $104 respectively, to related party)	1,257	1,505

Total liabilities	2,777	3,933

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.001 par value 100,000 shares authorized as of September 30, 2025 and December 31, 2024; 13,041 and 10,174 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	13	10
Additional paid-in capital	347,479	342,931
Accumulated deficit	(339,823)	(333,418)
Total stockholders’ equity	7,669	9,523
Total liabilities and stockholders’ equity	$10,446	$13,456

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COCRYSTAL PHARMA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Operating expenses:
Research and development	954	3,242	3,436	10,500
General and administrative	1,135	1,800	3,102	4,148
Total operating expenses	2,089	5,042	6,538	14,648

Loss from operations	(2,089)	(5,042)	(6,538)	(14,648)
Other income (expense):
Interest income	22	111	87	482
Foreign exchange gain (loss)	18	(8)	46	(72)
Total other income, net	40	103	133	410
Net loss	$(2,049)	$(4,939)	(6,405)	(14,238)
Net loss per common share, basic and diluted	$(0.19)	$(0.49)	(0.61)	(1.40)
Weighted average number of common shares, basic and diluted	10,991	10,174	10,449	10,174

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